                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        Marks Brothers Jewelers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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
                           MARKS BROS. JEWELERS, INC.
                             155 North Wacker Drive
                                   Suite 500
                            Chicago, Illinois 60606



                                  May 5, 1998


Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Marks Bros. Jewelers, Inc., a Delaware corporation, to be held at 10:00 a.m. (Chicago time) on Thursday, June 4, 1998 at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604.

     The formal notice of the meeting, Proxy Statement and 1997 Annual Report are enclosed. The matters to be considered at the meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please complete, sign, date and return the enclosed proxy card in the enclosed, postage prepaid envelope. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

     We hope that you can attend the 1998 Annual Meeting of Stockholders.

                                              Sincerely,





                                              Hugh M. Patinkin
                                              Chairman, Chief Executive Officer
                                              and President

                           MARKS BROS. JEWELERS, INC.
                             155 North Wacker Drive
                                   Suite 500
                            Chicago, Illinois 60606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 4, 1998


To the Stockholders of

                           MARKS BROS. JEWELERS, INC.

     The 1998 Annual Meeting of Stockholders of Marks Bros. Jewelers, Inc., a Delaware corporation (the "Company"), will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, 60604 on Thursday, June 4, 1998, at 10:00 a.m., Chicago time, for the following purposes:

      1.   to elect two Class II directors;

      2. to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 24, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

     Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed, postage prepaid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

     This Notice of Annual Meeting of Stockholders is first being sent to stockholders on or about May 5, 1998.

                                             By Order of the Board of Directors,




                                             Hugh M. Patinkin
                                             Chairman, Chief Executive Officer
                                             and President


May 5, 1998

                           MARKS BROS. JEWELERS, INC.
                             155 North Wacker Drive
                                   Suite 500
                            Chicago, Illinois 60606


                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 4, 1998



                              GENERAL INFORMATION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Marks Bros. Jewelers, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. (Chicago time) on June 4, 1998, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, 60604.

     The Board of Directors has fixed the close of business on April 24, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On April 24, 1998, the Company had outstanding (i) 10,172,638 shares of Common Stock, par value $.001 per share ("Common Stock") and (ii) 101.298 shares of Class B Common Stock, par value $1.00 per share ("Class B Common Stock"). A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to the meeting, at the office of the Company located at 155 North Wacker Drive, Suite 500, Chicago, Illinois.

     Whether or not you plan to attend the Annual Meeting, please sign, date and mail your proxy in the enclosed self addressed postage prepaid envelope. The proxies will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendation of the Board of Directors as set forth in this Proxy Statement. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter properly presented at the Annual Meeting.

     You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Annual Meeting and voting in person at the Annual Meeting.

     This Proxy Statement is first being sent or given to stockholders on or about May 5, 1998.

                               VOTING INFORMATION

     Each holder of outstanding shares of Common Stock is entitled to one vote for each share of Common Stock held in such holder's name with respect to all matters on which holders of Common Stock are entitled to vote at the Annual Meeting. Each holder of outstanding shares of Class B Common Stock is entitled to 35.4208 votes for each share of Class B Common Stock held in such holder's name with respect to all matters on which holders of Class B Common Stock are entitled to vote at the Annual Meeting. Except as otherwise required by law, the holders of shares of Common Stock and Class B Common Stock (collectively, the "Holders") shall vote together and not as separate classes. A Holder may, with respect to the election of the Class II directors, vote FOR the election of the director nominees or WITHHOLD authority to vote for such director nominees. All properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted in the manner directed therein. If no direction is made on a proxy, such proxy will be voted FOR the election of the named director nominees to serve as Class II directors. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter properly presented at the Annual Meeting. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum. A quorum will be present if a majority of the shares of Common Stock and Class B Common Stock combined are represented in person or by proxy at the Annual Meeting.

     The election of the Class II directors requires the affirmative vote of a plurality of votes cast by the Holders present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, the persons receiving the greatest number of votes by the Holders will be elected to serve as the Class II directors. Since the election of directors requires only the affirmative vote of a plurality of the votes cast by the Holders present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for a nominee and non-votes with respect to the election of directors will not affect the outcome of the election of directors.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The business of the Company is managed under the direction of the Company's Board of Directors. The Board of Directors is presently composed of six directors, divided into three classes. At the Annual Meeting, two Class II directors will be elected to serve until the annual meeting in the year 2001, or until their successors are elected and qualified. The nominees for election as Class II directors are identified below. In the event the nominees who have expressed an intention to serve if elected, fail to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

NOMINEES
     The following persons, if elected at the Annual Meeting, will serve as Class II directors until the annual meeting in the year 2001, or until their successors are elected and qualified.

              CLASS II DIRECTORS- TERM SCHEDULED TO EXPIRE IN 2001

     Mr. John R. Desjardins, age 47, joined the Company in 1979 and has served as Executive Vice President, Finance & Administration, Treasurer and Secretary and as a director of the Company since 1989. Previously, he worked as a certified public accountant with Deloitte & Touche L.L.P.

     Mr. Jack A. Smith, age 62, has served as a director of the Company since July 1996. Mr. Smith is Chairman of the Board and Chief Executive Officer of The Sports Authority, Inc., a national sporting goods chain, which he founded in 1987. Prior to founding The Sports Authority, Mr. Smith served as Chief Operating Officer of Herman's Sporting Goods and held various executive management positions with major national retailers, including Sears & Roebuck, Montgomery Ward and Jefferson Stores. Mr. Smith serves on the Board of Directors of Darden Restaurants, Inc.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES "FOR" THE NOMINEES FOR CLASS II DIRECTORS.

OTHER DIRECTORS
     The following persons are currently directors of the Company whose terms will continue after the Annual Meeting, and where indicated, persons chosen to become directors of the Company.

              CLASS I DIRECTORS - TERM SCHEDULED TO EXPIRE IN 2000

     Mr. Hugh M. Patinkin, age 47, has served as President and Chief Executive Officer of the Company since 1989 and was elected its Chairman in February 1996. He has served as a director from 1979 to 1988 and from 1989 to the present. He joined the Company as its Assistant Secretary in 1979. Prior thereto he practiced law with the firm of Sidley & Austin.

     Mr. Norman J. Patinkin, age 71, has served as a director of the Company since 1989. He is the Chief Executive Officer of the Hi-Tech Group Inc., which operates telemarketing services, motorclubs, travel clubs and direct response merchandise programs for large corporations.

     Mr. Daniel H. Levy, age 54, has served as a director of the Company since January 7, 1997 (and had served as a director from March 1996 until May 1996). Mr. Levy served as Chairman and Chief Executive Officer of Best Products Co. Inc., a large discount retailer of jewelry and brand name hardline merchandise, from April 1996 until January 1997, which Company filed a petition for bankruptcy under Chapter 11 of the Bankruptcy Code in the Eastern District of Virginia on September 24, 1996. Prior to such time, Mr. Levy was a Principal for LBK Consulting from 1994 until 1996. Mr. Levy served as Chairman and Chief Executive Officer of Conran's during 1993. Prior to such time, Mr. Levy was Vice Chairman and Chief Operating Officer for Montgomery Ward & Co. from 1991 until 1993.

           CLASS III DIRECTORS - TERM SCHEDULED TO EXPIRE IN 1999

     Mr. Matthew M. Patinkin, age 40, joined the Company in 1979 and has served as Executive Vice President, Store Operations and as a director of the Company since 1989.

     Mr. Richard K. Berkowitz, age 56, has been chosen by the Board of Directors to become a director of the Company to fill a vacancy created by the resignation of Rodney L. Goldstein. Mr. Berkowitz has been employed by Arthur Andersen, L.L.P. since 1972, became a partner of the firm in 1977, and has served as the head of its tax division in Miami, Florida, since 1991. Mr. Berkowitz' appointment as a director of the Company shall become effective upon the effective date of his retirement from Arthur Andersen, L.L.P., which is expected to occur in August 1998.

     Messrs. Hugh M. Patinkin and Matthew M. Patinkin are brothers.  Mr. Norman
J. Patinkin is a first cousin, once removed, of Messrs. Hugh and Matthew
Patinkin.

MEETINGS AND COMMITTEES

     The Board of Directors of the Company held five meetings during fiscal 1997. Each director attended at least 75% of the meetings of the Board of Directors and the committees thereof during the time in which each was a director or committee member in fiscal 1997.

     The Board of Directors presently does not have a formal nominating committee.

     The Audit Committee recommends Coopers & Lybrand, L.L.P. to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results and considers the adequacy of the internal accounting procedures. The Audit Committee held two meetings in fiscal 1997. The Audit Committee currently consists of Messrs. Norman J. Patinkin (Chairman) and Daniel H. Levy.

     The Compensation Committee, which currently consists of Messrs. Jack A. Smith (Chairman), Norman J. Patinkin and Daniel H. Levy, reviews and recommends the compensation arrangements for all officers, approves such arrangements for other senior level employees, and administers and takes such other action as may be required in connection with certain compensation and incentive plans of the Company (including the grant of stock options). The Compensation Committee held one meeting in fiscal 1997. The Company's By-Laws require that the Compensation Committee consists of non-employee directors.

COMPENSATION OF DIRECTORS

     Non-employee directors receive compensation of $6,250 per fiscal quarter and $500 per meeting of a committee thereof. Directors who are officers or employees of the Company receive no compensation for serving as directors. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of committees of the Board of Directors.

     Under the Company's 1998 Non-Employee Director Stock Option Plan, each non-employee director of the Company may elect to receive non-qualified stock options in lieu of receiving the directors' fees described above. The per share exercise price of all such options is or will be equal to the fair market value of the Common Stock on the date of grant, and such options vest or will vest at the end of the fiscal quarter in which they are granted.

     Under the Company's 1996 Long-Term Incentive Plan (the "1996 Plan"), upon the consummation of the Company's Initial Public Offering on May 7, 1996 (the "Initial Public Offering"), each non-employee director who is currently a director was granted a nonqualified option to purchase 10,000 shares of Common Stock at the public offering price. In addition, on the date on which a person is first elected or begins to serve as a non-employee director, each such non-employee director will be granted a nonqualified option to purchase 10,000 shares of Common Stock under either the Company's 1996 Plan or the Company's 1997 Long-Term Incentive Plan (the "1997 Plan"). Finally, both of the Company's long-term incentive plans provide that non-employee directors may be granted nonqualified options to purchase shares of Common Stock at the discretion of the Compensation Committee to advance the interests of the Company by retaining well-qualified directors. The per share exercise price of all such options is or will be equal to the fair market value of the Common Stock on the date of grant and such options vest or will vest with respect to one-third of the options on the first, second and third anniversaries of the date of grant.

                               EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the executive officer of the Company who is not identified above under "Election of Directors
- Nominees" and "-- Other Directors."

     Mr. Lynn D. Eisenheim, age 46, joined the Company in 1991 as its Executive Vice President, Merchandising. He has 24 years of experience in the jewelry business having served with Zale Corporation (where he served as Executive Vice President, Merchandising immediately prior to joining the Company) and Service Merchandise Co.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     Summary Compensation. The following Summary Compensation Table sets forth certain information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the other named executive officers during the years ended January 31, 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE


                                                                            LONG-TERM COMPENSATION
                                                                                    AWARDS
                                                                          ---------------------------
                                 YEAR            ANNUAL COMPENSATION      RESTRICTED         SHARES
    NAME AND PRINCIPAL          ENDED          -----------------------      STOCK          UNDERLYING
         POSITION              JAN. 31         SALARY            BONUS      AWARDS(1)       OPTIONS
    ------------------         -------         ------            -----    ---------         -------
Hugh M. Patinkin                 1998          $294,462        $ 75,000  $   ---             ---
Chairman, President and          1997          $255,000        $127,500  $   ---           312,835
Chief Executive Officer          1996          $255,000        $191,250  $223,570          228,337

John R. Desjardins               1998          $254,520        $ 64,350  $   ---             ---
Executive Vice                   1997          $234,000        $117,000  $   ---           169,766
President, Finance &             1996          $234,000        $175,500  $128,001          154,603
Administration,
Treasurer and Secretary

Matthew M. Patinkin              1998          $217,538        $ 55,000  $   ---             ---
Executive Vice President,        1997          $200,000        $100,000  $   ---           169,766
Store Operations                 1996          $200,000        $150,000  $102,401          124,634

Lynn D. Eisenheim                1998          $174,031        $ 44,000  $   ---             ---
Executive Vice                   1997          $160,000        $ 80,000  $   ---            32,173
President, Merchandising         1996          $160,000        $120,000  $   ---            69,040

(1) Represents restricted stock awards (which are the only restricted shares held by such executive officers) which became no longer subject to forfeiture upon the consummation of the Initial Public Offering. The value is calculated by multiplying an assumed fair market value at January 31, 1996, utilizing an independent appraisal at September 28, 1995 (the date of award) by the number of restricted shares awarded. Dividends will be payable on the shares if and to the extent paid on shares of Common Stock generally.

     General Information Regarding Options. No stock options were granted to the executive officers named in the Summary Compensation Table in fiscal 1997. The following table shows information regarding stock options held by the executive officers named in the Summary Compensation Table.

       OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR END OPTION VALUES


                                                      Options as of             Option Value as of
                                                     January 31, 1998          January 31, 1998 (1)
                                                --------------------------  --------------------------
                     Shares Acquired   Value
Name                   on Exercise    Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
----                 ---------------  --------  -----------  -------------  -----------  -------------
Hugh M. Patinkin         19,537       $281,040    78,209        234,626        $264,346       $793,035
John R. Desjardins        9,988       $144,576    42,442        127,324        $143,454       $430,355
Matthew M. Patinkin      15,734       $226,334    42,442        127,324        $143,454       $430,355
Lynn D. Eisenheim        16,543       $241,528     8,044         24,129        $ 27,189       $ 81,557

(1) Represents the aggregate dollar value of in-the-money, unexercised options held at the end of the year, based on the difference between the exercise price and $17.38, the closing price for the Common Stock as of January 30, 1998, the last trading day in fiscal 1997, as reported for NASDAQ National Market Issues in The Wall Street Journal.


EMPLOYMENT AGREEMENTS

     The Company has entered into severance agreements with each of Hugh M. Patinkin, Chairman, Chief Executive Officer and President; John R. Desjardins, Executive Vice President, Finance & Administration, Treasurer and Secretary; Matthew M. Patinkin, Executive Vice President, Store Operations; and Lynn D. Eisenheim, Executive Vice President, Merchandising, as described below.

     Employment Agreements with Named Executive Officers. The agreements, dated May 7, 1996, provide for certain payments after a "change of control." A "change of control" is defined under the agreements to include (i) an acquisition by a third party (excluding certain affiliates of the Company) of beneficial ownership of at least 25% of the outstanding shares of Common Stock,
(ii) a change in a majority of the incumbent Board of Directors and (iii) merger, consolidation or sale of substantially all of the Company's assets if the Company's stockholders do not continue to own at least 60% of the equity of the surviving or resulting entity. Pursuant to these agreements such employees will receive certain payments and benefits if they terminate employment voluntarily six months after a "change of control," or earlier if they terminate for "good reason," as defined in such agreements (such as certain changes in duties, titles, compensation, benefits or work locations) or if they are terminated by the Company after a change of control, other than for "cause," as so defined. The severance agreements also provide for certain payments absent a change of control if they terminate employment for "good reason" or if they are terminated by the Company, other than for "cause".
Their payment will equal 2.5 times (1.5 times if a change of control has not occurred) their highest salary plus bonus over the five years preceding the change of control, together with continuation of health and other insurance benefits for 30 months (18 months if a change of control has not occurred).
The severance agreements also provide for payment of bonus for any partial year worked at termination of employment equal to the higher of (x) the employee's average bonus for the immediately preceding two years and (y) 50% of the maximum bonus the employee could have earned in the year employment terminates, pro rated for the portion of the year completed. To the extent any payments to any of the four senior executives under these agreements would constitute an "excess parachute payment" under Section 280G(b)(1) of the Code, such payments will be "grossed up" for any excise tax payable under such section, so that the amount retained after paying all federal income taxes due would be the same as such person would have retained if such section had not been applicable.

MANAGEMENT BONUS PLAN

     The Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above are eligible to participate in the Company's Management Bonus Plan. Under this bonus program, each executive officer is entitled to receive a bonus (not to exceed 100% of base salary) based on net income of the Company before extraordinary items. Awards are
determined by the Compensation Committee.   During fiscal 1997, bonuses were
based on specified levels of earnings per share of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     All compensation decisions for the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table are currently made by the Compensation Committee of the Board of Directors. The Compensation Committee consists of Messrs. Jack A. Smith (Chairman), Norman J. Patinkin and Daniel H. Levy. Each member of the Compensation Committee is a non-employee director who has not previously been an officer or employee of the Company.

EXECUTIVE OFFICER COMPENSATION REPORT BY THE COMPENSATION COMMITTEE

This report is submitted by the Compensation Committee of the Board of Directors.

     All compensation decisions for the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table are currently made by the Compensation Committee of the Board of Directors. The Compensation Committee consists of Messrs. Jack A. Smith (Chairman), Norman J. Patinkin and Daniel H. Levy. Each member of the Compensation Committee is a non-employee director who has not previously been an officer or employee of the Company.

     Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. Long-term compensation is generally provided through the 1995 Executive Incentive Stock Option Plan (the "1995 Executive ISO Plan"), the 1995 Incentive Stock Option Plan (the "1995 ISO Plan"), the 1996 Plan and the 1997 Plan.

     The Compensation Committee's approach to annual base salary is to offer competitive salaries in comparison with market practices. The base salary of each officer is set at a level considered to be appropriate in the judgment of the Compensation Committee based on an assessment of the particular responsibilities and performance of such officer taking into account the performance of the Company, other comparable companies, the retail jewelry industry, the economy in general and such other factors as the Compensation Committee may deem relevant. The comparable companies considered by the Compensation Committee may include companies included in the peer group index discussed below and/or other companies in the sole discretion of the Compensation Committee. No specific measures of Company performance or other factors are considered determinative in the base salary decisions of the Compensation Committee. Instead, substantial judgment is used and all of the facts and circumstances are taken into consideration by the Compensation Committee in its executive compensation decisions.

     The Compensation Committee made salary adjustments to the base salary of the Chairman, Chief Executive Officer and President; Executive Vice President, Finance & Administration, Treasurer and Secretary; Executive Vice President, Store Operations; and Executive Vice President, Merchandising during fiscal 1997.

     In addition to base salary, the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above are eligible to participate in the Company's Management Bonus Plan. Under this bonus program each executive officer is entitled to receive a bonus based on net income of the Company before extraordinary items. During fiscal 1997, bonuses were based on specified levels of earnings per share of Common Stock. The Summary Compensation Table above reports fiscal 1997 bonuses approved by the Compensation Committee for the Chief Executive Officer and the other named executive officers.

     The executive officers are eligible to participate in the 1996 Plan and the 1997 Plan. Each of Hugh M. Patinkin, John R. Desjardins and Matthew M. Patinkin are eligible to participate in the Company's 1995 Executive ISO Plan, and Lynn D. Eisenheim is eligible to participate in the Company's 1995 ISO Plan. Each of the 1995 Executive ISO Plan, the 1995 ISO Plan, the 1996 Plan and the 1997 Plan is administered by the Compensation Committee. Subject to certain restrictions, the Chief Executive Officer of the Company also has the power to grant options under the 1995 ISO Plan, the 1996 Plan and the 1997
Plan.   Subject to the terms of such plans, the Compensation Committee (and the
Chief Executive Officer with respect to non-executive officers) is authorized to select eligible directors, officers and other key employees for participation in the plans and to determine the number of shares of Common Stock subject to the awards granted thereunder, the exercise price, if any, the time and conditions of exercise, and all other terms and conditions of such awards. The purposes of such plans are to align the interests of the Company's stockholders and the recipients of grants under such plans by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining officers and other key employees. The terms and the size of the option grants to each executive officer will vary from individual to individual in the discretion of the Compensation Committee. No specific factors are considered determinative in the grants of options to executive officers by the Compensation Committee. Instead, all of the facts and circumstances are taken into consideration by the Compensation Committee in its executive compensation decisions. Grants of options are based on the judgment of the members of the Compensation Committee considering the total mix of information.

     Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. One such exception is "qualified performance-based" compensation. Compensation attributable to a stock option or a stock appreciation right is "qualified performance-based compensation" if all of the following conditions are satisfied: (i) the grant or award is made by a compensation committee consisting solely of two or more "outside directors;" (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any individual; (iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely upon an increase in the value of the stock after the date of grant or award; and (iv) the material terms of the plan under which the option or right is granted are disclosed to the publicly held corporation's stockholders and approved by them before any compensation under the plan is paid. The

Compensation Committee consists solely of "outside directors," as defined for purposes of Section 162(m) of the Code. Prior to the Initial Public Offering, the Company received stockholder approval of the 1996 Plan. In addition, the Company received stockholder approval of the 1997 Plan at the 1997 Annual Meeting of Stockholders. As a result, stock options and SARs granted under such plans will qualify as performance-based compensation within the meaning of
Section 162(m) of the Code. Due to these and other reasons, the Company does not believe that the $1 million deduction limitation should have any effect on the Company in the near future. If the $1 million deduction limitation is expected to have any effect on the Company in the future, the Company will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

By the Compensation Committee of the Board of Directors: Jack A. Smith (Chairman), Norman J. Patinkin and Daniel H. Levy.

PERFORMANCE GRAPH

     The rules of the Securities and Exchange Commission ("SEC") require each public company to include a performance graph comparing the cumulative total stockholder return on such company's common stock for the five preceding fiscal years, or such shorter period as the registrant's class of securities has been registered with the SEC, with the cumulative total returns of a broad equity market index and a peer group or similar index. The Common Stock began trading on the NASDAQ Stock Market under the symbol "MBJI" on May 2, 1996.
Accordingly, the performance graph included in this Proxy Statement shows the period from May 2, 1996 through January 31, 1998.

     The following chart graphs the performance of the cumulative total return to stockholders (stock price appreciation plus dividends) between May 2, 1996 and January 31, 1998 in comparison to The NASDAQ Composite Index and an index (the "Jewelry Stores Peer Group Index") comprised of securities of retail jewelry stores traded on The NASDAQ Stock Market, The New York Stock Exchange and The American Stock Exchange.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                      AMONG MARKS BROS. JEWELERS, INC.,
                     THE JEWELRY STORES PEER GROUP INDEX
                        AND THE NASDAQ COMPOSITE INDEX



                    COMPARISON OF CUMULATIVE TOTAL RETURN

140.0   -

120.0   -

100.0   -
                         [PERFORMANCE GRAPH]
 80.0   -

 60.0   -

 40.0   -

 20.0   -

        -
        5/2/96  7/31/96  10/31/96  1/31/97  4/30/97  7/31/97  10/31/97  1/30/98



                  Marks Bros.            The Jewelry Stores          The NASDAQ
                 Jewelers, Inc.           Peer Group Index         Composite Index

        5/2/96       $100                       $100                      $100
       7/31/96       $ 98                       $ 95                      $ 92
      10/31/96       $111                       $103                      $104
       1/31/97       $ 51                       $ 93                      $117
       4/30/97       $ 53                       $101                      $107
       7/31/97       $ 61                       $113                      $135
      10/31/97       $ 77                       $114                      $135
       1/30/98       $ 83                       $113                      $137

Assumes $100 invested on May 2, 1996 in Marks Bros. Jewelers, Inc. Common Stock, The Jewelry Stores Peer Group Index and The NASDAQ Composite Index. Cumulative total return assumes reinvestment of dividends.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 24, 1998, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group.


                                                               Amount of
                                                               Beneficial         Percent
              Name of Beneficial Owner (1)                     Ownership        of Class (2)
                                                               ----------       ------------
Wasatch Advisors, Inc. (3)
68 South Main
Salt Lake City, UT   84101                                      1,317,092           13.0%

The TCW Group, Inc. and its affiliates(4)
865 South Figueroa Street
Los Angeles, CA 90017                                           1,182,200           11.6%

SAFECO Corporation and its affiliate (5)
SAFECO Plaza
Seattle, WA   98185                                               584,600            5.8%

The Capital Group Companies, Inc. and its affiliates (6)          510,000            5.0%
333 South Hope Street
Los Angeles, CA   90071

Hugh M. Patinkin* (7)                                             859,004            8.3%

Matthew M. Patinkin * (8)                                         502,731            4.9%

John R. Desjardins * (9)                                          333,231            3.2%

Lynn D. Eisenheim * (10)                                           65,863             **

Norman J. Patinkin + (11)                                          17,738             **

Jack A. Smith +  (12)                                               8,405             **

Daniel H. Levy +  (13)                                              5,334             **

All executive officers and directors as a group (7 persons)     1,755,855           16.7%


* The mailing address of each of these individuals is c/o the Company, 155 North Wacker Drive, Suite 500, Chicago, Illinois, 60606.

+ The mailing address for Mr. N. Patinkin is c/o Winfield Marketing, 6001 North Clark Street, Chicago, Illinois, 60660. The mailing address for Mr. Smith is c/o The Sports Authority, 3383 North State Road 7, Ft. Lauderdale, Florida, 33319. The mailing address for Mr. Levy is 3332 Sabal Cove Lane, Long Boat Key, Florida, 34228.

**   Less than 1%.

(1) Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) Applicable percentage of ownership is based on 10,172,638 shares of Common Stock outstanding on April 24, 1998. Where indicated in the footnotes to this table, also includes Common Stock issuable pursuant to stock options exercisable within 60 days of the filing of this Proxy Statement.

(3) Based solely on information contained on a Schedule 13G, dated February 10, 1998, filed with the SEC.

(4) Based solely on information contained on a Schedule 13G, dated February 12, 1998, filed with the SEC. Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc., affiliates of The TCW Group, Inc., have sole voting and investment power with respect to an aggregate of 1,182,200 shares of Common Stock of the Company. The TCW Group, Inc. and its affiliates disclaim beneficial ownership of these shares.

(5) Based solely on information contained on a Schedule 13G, dated February 10, 1998, filed with the SEC. SAFECO Corporation and its affiliate, SAFECO Asset Management Company, have shared voting and investment power with respect to an aggregate of 584,600 shares of Common Stock of the Company. SAFECO Corporation and SAFECO Asset Management Company disclaim beneficial ownership of these shares.

(6) Based solely on information contained on a Schedule 13G, dated February 10, 1998, filed with the SEC. Capital Research and Management Company and SMALLCAP World Fund, Inc., affiliates of The Capital Group Companies, Inc., have sole voting and investment power with respect to an aggregate of 510,000 shares of Common Stock of the Company. The Capital Group Companies, Inc. and its affiliates disclaim beneficial ownership of these shares.

(7) Includes 156,418 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of the date of this Proxy Statement. Includes 253,360 shares beneficially owned by Hugh M. Patinkin, which shares are held by MJSB Investment Partners, L.P., a Delaware limited partnership, U/A/D 10/28/97, of which Hugh M. Patinkin is the sole managing agent of the partnership. Includes 36,451 shares held by Hugh M. Patinkin, Mark A. Patinkin, Matthew M. Patinkin, Douglas M. Patinkin and Nicholas Patinkin as Trustees of the Patinkin 1994 Grandchildren's Trust U/A/D 11/18/94, with respect to which shares Hugh M. Patinkin, Mark A. Patinkin, Matthew
      M. Patinkin, Douglas M. Patinkin and Nicholas Patinkin share voting and investment power.

(8) Includes 84,883 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of the date of this Proxy Statement. Includes 123,472 shares beneficially owned by Matthew M. Patinkin, which shares are held by Robin J. Patinkin and Debra Soffer, as Trustees of the Matthew M. Patinkin 1994 Family Trust U/A/D 12/19/94. Robin J. Patinkin and Debra Soffer have shared investment power with respect to such shares. Includes 16,646 shares held by Matthew M. Patinkin and Robin J. Patinkin, as Trustees of various trusts for the benefit of their children. Includes 8,854 shares held by Robin J. Patinkin, as Trustee of various trusts for the benefit of the children of Matthew M. Patinkin and Robin J. Patinkin, with respect to which shares Matthew M. Patinkin disclaims beneficial ownership because Robin J. Patinkin has sole voting and investment power with respect to such shares. Includes 36,451 shares held by Matthew M. Patinkin, Hugh M. Patinkin, Mark A. Patinkin, Douglas M. Patinkin and Nicholas Patinkin, as Trustees of the Patinkin 1994 Grandchildren's Trust U/A/D 11/18/94, with respect to which shares Matthew M. Patinkin, Hugh M. Patinkin, Mark A. Patinkin, Douglas M. Patinkin and Nicholas Patinkin share voting power.

(9) Includes 84,883 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of the date of this Proxy Statement. Includes 28,832 shares beneficially owned by John R. Desjardins, which shares are held by Cheryl Desjardins and Stephen Kendig, as Trustees of the John R. Desjardins 1995 Family Trust U/A/D 12/28/95. Cheryl Desjardins and Stephen Kendig have shared investment power with respect to such shares. Shares beneficially owned by Mr. Desjardins include shares allocated to his account in the ESOP (8,293 shares), as to which he shares voting power with the ESOP. The ESOP has sole investment power with respect to such shares.

(10) Includes 16,087 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of the date of this Proxy Statement. Shares beneficially owned by Mr. Eisenheim include shares allocated to his account in the ESOP (2,233 shares) as to which he shares voting power with the ESOP. The ESOP has sole investment power with respect to such shares.

(11) Includes 7,738 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of the date of this Proxy Statement.

(12) Includes 4,405 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisable within 60 days of the date of this Proxy Statement.

(13) Includes 3,334 shares of Common Stock issuable pursuant to presently exercisable stock options or stock options which will become exercisablen within 60 days of the date of this Proxy Statement.

SECTION 16 REPORTS

     Section 16(a) of the Exchange Act and the rules and regulations thereunder require the Company's directors and executive officers and persons who are deemed to own more than ten percent of the Common Stock (collectively, the "Reporting Persons"), to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of Common Stock. The Reporting Persons are also required to furnish the Company with copies of all Section 16 Reports they file.

     Based solely on a review of the forms it has received and on written representations from certain Reporting Persons that no such forms were required for them, the Company believes that during fiscal 1997 all Section 16 filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with by such persons.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company provides certain office services to Double P Corp. ("Double P"), Clark Foods Corp., and PDP Corporation which own and operate primarily mall-based snack food stores, and in which Messrs. H. Patinkin, Desjardins and
M. Patinkin own a majority equity interest. For these services, Double P pays the Company $300 per month. Messrs. H. Patinkin, Desjardins and M. Patinkin spend a limited amount of time providing services to Double P, Clark Foods
Corp. and PDP Corporation.   In two cases, the Company and Double P have
negotiated jointly with a landlord with respect to spaces offered by a landlord and then divided and separately leased portions of the space offered. Since the Company's Initial Public Offering, the Company's policy has required that the terms of any such leases must be approved by a majority of the Company's outside directors. The Company and Double P may conduct from time to time such joint lease negotiations in the future.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Coopers & Lybrand L.L.P., who served as the Company's independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions raised by stockholders at the Annual Meeting or submitted in writing prior thereto.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     In order to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Stockholders, any stockholder proposal must be addressed to Marks Bros. Jewelers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, Attention: Secretary, and must be received no later than February 4, 1999.

                            EXPENSES OF SOLICITATION

     Your proxy is solicited by the Board of Directors and its agents, and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER AS OF
THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO MARKS BROS. JEWELERS, INC., 155 NORTH WACKER DRIVE, SUITE 500, CHICAGO, ILLINOIS, 60606, TELEPHONE (312) 782-6800, ATTENTION: JOHN R. DESJARDINS.


                                 OTHER BUSINESS

     It is not anticipated that any matter will be considered by the stockholders other than those set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                        By order of the Board of Directors,





                                        Hugh M. Patinkin
                                        Chairman, Chief Executive Officer
                                        and President

                    ALL STOCKHOLDERS ARE URGED TO SIGN, DATE
                        AND MAIL THEIR PROXIES PROMPTLY.

MBJ73F                           DETACH HERE
-------------------------------------------------------------------------------

                                    PROXY

                          MARKS BROS. JEWELERS, INC.

            Proxy Solicited on behalf of the Board of Directors of
                 the Company for Annual Meeting, June 4, 1998


     The undersigned hereby appoints Hugh M. Patinkin and John R. Desjardins, and each of them, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock and/or Class B Common Stock which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of Marks Bros. Jewelers, Inc. (the "Company"), to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, 60604 on Thursday, June 4, 1998 at 10:00 a.m. Chicago time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and
(3) Annual Report of the Company for the fiscal year ended January 31, 1998.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.


------------                                                      -----------
SEE REVERSE                                                       SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
------------                                                      -----------

May 5, 1998


Dear Stockholder:


You are cordially invited to attend the 1998 Annual Meeting of Stockholders to be held at 10:00 a.m. Chicago time on Thursday, June 4, 1998, at The Standard Club, 320 South Plymouth Court, Chicago, IL 60604. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statements.


Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.


                                  Sincerely,




                                  John R. Desjardins
                                  Secretary



MBJ73F                            DETACH HERE
--------------------------------------------------------------------------------

[X] Please mark                                                                                                               ----|
    votes as in                                                                                                                   |
    this example.


    The Board of Directors recommends a vote FOR the nominees in proposal 1.
    The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to the election of any director, this proxy will be voted for such election of director(s).

    1. Election of Directors.                                       2. In their discretion, the proxies are authorized to vote upon
       Nominees: John R. Desjardins and Jack A. Smith                  any other business that may properly come before the meeting.
                   FOR           WITHHELD
                  [   ]           [   ]



    [   ] _________________________________________
           For both nominees except as noted above
                                                                    MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [  ]


                                                                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [  ]


                                                                    Please sign exactly as name appears hereon. Joint owners should each sign. Executives, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign the full corporate name by a duly authorized officer.



Signature:_________________________ Date:______________________ Signature: ___________________________ Date: _______________________

MB274F                           DETACH HERE
--------------------------------------------------------------------------------
                                    PROXY



                          MARKS BROS. JEWELERS, INC.

          Voting Instructions for the Annual Meeting of Stockholders
                        Solicited by the ESOP Trustee


           The undersigned participant in the MARKS BROS. JEWELERS, INC. EMPLOYEE STOCK OWNERSHIP PLAN does hereby instruct the ESOP Trustee to vote at the Annual Meeting of Stockholders of Marks Bros. Jewelers, Inc. (the "Company") to be held June 4, 1998, (the "Annual Meeting"), and at all adjournments or postponements thereof, all the shares of Common Stock of the Company in the undersigned's ESOP account, on the matter set out
  P on the reverse side of this card and described in the Proxy Statement and, in its discretion, on any other business which may properly come
  R   before the Annual Meeting.

  O        This card must be properly completed, signed, dated, and returned in the envelope provided to be received by Boston EquiServe, the
  X tabulator, by 5:00 P.M. Eastern Time on May 27, 1998. If your voting instructions are not timely received, the Trustee will vote your shares
  Y in its discretion. If this card is not received by 5:00 P.M. Eastern Time on May 27, 1998, the Trustee cannot ensure that your voting instructions will be tabulated. If you sign, date and return this card but do not specifically instruct the Trustee how to vote, the Trustee will vote your shares in accordance with the recommendations of the Board of Directors. Your voting instructions to the Trustee are confidential as explained in the accompanying Notice to Plan Participants.

           PLEASE SPECIFY YOUR VOTING INSTRUCTIONS, SIGN, DATE AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENVELOPE PROVIDED.

------------                                                      -----------
SEE REVERSE                                                       SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
------------                                                      -----------

MB274F                           DETACH HERE
--------------------------------------------------------------------------------

[X] Please mark                                                                                                               ----|
    votes as in                                                                                                                   |
    this example.


    The Board of Directors recommends a vote FOR the nominees in proposal 1.

    1. Election of Directors.

       Nominees: John R. Desjardins and Jack A. Smith

                   FOR           WITHHELD
                  [   ]           [   ]
                                                                    MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [  ]


    [   ] _________________________________________                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [  ]
           For all nominees except as noted above

                                                                    As a participant in the Plan, I hereby acknowledge receipt of the Notice to Plan Participants and the accompanying Proxy
                                                                    Statement  relating to the Annual Meeting of Stockholders of
                                                                    Marks Bros. Jewelers, Inc., and I hereby instruct the Trustee to vote all shares of Company common stock in my account as I have indicated above. If I sign, date and return this card but do not specifically instruct the Trustee how to vote, I understand that the Trustee will vote the shares credited to my account in accordance with the recommendations of the Board of Directors.

                                                                    Please sign exactly as name appears hereon. Joint owners
                                                                    should each sign. Executives, administrators, trustees,
                                                                    guardians or other fiduciaries should give full title as such.
                                                                    If signing for a corporation, please sign the full corporate name by a duly authorized officer.



Signature:_________________________ Date:______________________ Signature: ___________________________ Date: _______________________